Exhibit 99.1

Universal Technical Institute Provides Business and COVID-19 Update
Fiscal Year 2020 Second Quarter Results Release and
Conference Call Scheduled for May 7, 2020

SCOTTSDALE, Ariz. - April 22, 2020 - In light of the evolving COVID-19 pandemic, Universal Technical Institute (NYSE: UTI), the leading provider of transportation technician training, is providing a business update and is announcing the withdrawal of its fiscal year 2020 financial guidance that was last updated on February 6, 2020. The company is also announcing it will report fiscal 2020 second quarter results on May 7, 2020.

“As our nation navigates the COVID-19 outbreak, UTI remains focused on safely delivering quality education and keeping students on the path to their future careers,” said Jerome A. Grant, Chief Executive Officer. “We are pleased to report that we successfully transitioned our entire classroom curriculum to an online learning environment. Our graduates remain in high demand, and the transition to online learning allows us to continue to train students for jobs and fulfilling careers in transportation and other industries deemed essential by the Department of Homeland Security and Governors across the nation. We are grateful for the stimulus funds allocated by the U.S. Department of Education through the CARES Act to support our students as they confront the significant challenges associated with COVID-19 and continue their UTI technical education.

“We are also supporting our workforce with as little impact as possible through the pandemic, focusing on their health and safety and preparing to return to on-campus, in-person labs quickly so we can meet the expected demand for our graduates. All of our efforts are supported by the positive momentum we demonstrated with our first quarter results, as well as a strong balance sheet and significant liquidity.”

Business Update

More than 8,000 students from across all of UTI’s campuses are currently active in the online platform, including hundreds of new students who started directly into the online curriculum over the past several weeks. UTI is currently developing plans to return students to its campuses for in-person labs as soon as it is safe and practical, following CDC and local government protocols to protect the health of students and employees.

UTI expects to receive a total of approximately $33 million in funds through the CARES Act: Higher Education Relief Fund. The majority of those funds will be used to grant emergency financial aid to students impacted by COVID-19, supporting their efforts to stay in school and continue their training toward graduation and future careers. The company also will use a portion of the funds to offset costs that have arisen as a result of the COVID-19 crisis, due to the operations and infrastructure investments needed to support our students’ education and curriculum needs during this time. These could include costs associated with the initial development and delivery of UTI’s online educational programs as well as the transition back to on-campus, in-person lab instruction when authorities deem it safe to do so.

As of March 31, 2020, UTI had no debt and its preliminary estimate of available liquidity was approximately $118 million comprised of approximately $77.6 million of cash and cash equivalents and approximately $41.5 million of short term, held to maturity securities. The estimated available liquidity includes the benefit of the $49.5 million of net proceeds the company raised in February 2020 through a primary equity offering.

Fiscal 2020 Guidance Update

UTI’s pre-COVID-19 performance was strong and the company remains well-positioned in the industry. Due to the significant disruption and fluid nature of COVID-19 and the many variables it impacts across the business, management is withdrawing its fiscal 2020 guidance. Future updates to the company’s outlook will be based on the timing and duration of the COVID-19 pandemic, continued engagement of its students in the online curriculum and the timing of the transition back to on-campus labs, potential benefits associated with the CARES Act, post-COVID-19 student demand, and other factors.

“The transition to the online curriculum has been successful and opens new opportunities for the company and our students. However, the uncertainty and disruption created by the COVID-19 crisis has resulted in a larger than historical volume of temporary student leaves of absence and may also impact the length of some of our student programs, thus we expect that our revenue will be impacted for the fiscal year by the crisis,” said Troy R. Anderson, Chief Financial Officer. “We have already begun working diligently to minimize impacts to profitability and cash flow through prudent cost and working capital management, and we will continue doing so throughout the disruption. Given the instability and lack of clarity in the macro environment, potential positive and negative impacts to our business, and our commitment to transparency with the investment community, we are withdrawing our guidance until we have better clarity on the many variables currently in play.”

Grant concluded, “As we continue to support our students and team through this uncertain time, we remain confident in our ability to attract and train the technicians industry needs and believe we are well-positioned for the future.”

Timing of Q2 2020 Results Reporting

UTI will report its financial results for the fiscal 2020 second quarter ended March 31, 2020, on Thursday, May 7, 2020, after market close. Jerome Grant, Chief Executive Officer, and Troy Anderson, Chief Financial Officer, will host a conference call at 4:30 p.m. Eastern Time on the same day to discuss fiscal 2020 second quarter financial results and operating performance.

To participate in the live call, investors are invited to dial (412) 317-6790 or (844) 881-0138. A live webcast of the call will be available via the Universal Technical Institute investor relations website at https://investor.uti.edu. Please go to the website at least 10 minutes early to register, download and install any necessary audio software. The conference call webcast will be archived for 90 days at https://investor.uti.edu or the telephone replay can be accessed through June 7, 2020, by dialing
(412) 317-0088 or (877) 344-7529 and entering passcode 10142500.

Social media disclosure

Universal Technical Institute (UTI) uses its website (https://www.uti.edu/) and LinkedIn page (https://www.linkedin.com/school/universal-technical-institute/) as channels of distribution of information about its programs, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and UTI may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the company’s website and its social media accounts in addition to following the company’s press releases, SEC filings, public conference calls, and webcasts.

Safe Harbor Statement

All statements contained herein, other than statements of historical fact, are "forward-looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Such forward-looking statements include the following: the company’s belief that it is taking steps to address cost and working capital management; the company’s ability to complete curriculum with in-person labs; and the company’s focus on offering online curriculum to provide its students training for job skills that are in high demand. Such statements are based upon management's current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the company's actual results include, among other things, the COVID-19 pandemic and its impact on our business and the US and global economies, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the company, the adoption of new accounting standards including the new lease accounting guidance, and other risks that are described from time to time in the company's public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the company's filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

About Universal Technical Institute, Inc.

With more than 220,000 graduates in its 54-year history, Universal Technical Institute, Inc. (NYSE: UTI) is the nation's leading provider of technical training for automotive, diesel, collision repair, motorcycle and marine technicians, and offers welding technology and computer numerical control (CNC) machining programs. The company has built partnerships with industry leaders, outfits its state-of-the-industry facilities with current technology, and delivers training that is aligned with employer needs. Through its network of 13 campuses nationwide, UTI offers post-secondary programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). The company is headquartered in Scottsdale, Arizona.
For more information, visit www.uti.edu. Like UTI on www.facebook.com/UTI or follow UTI on Twitter @UTITweet, @MMITweet, and @NASCARTechUTI.

Media Contact:
Jody Kent
VP, Communications and Public Affairs
Universal Technical Institute
(623) 445-0872

Company Contact:
Troy R. Anderson
Chief Financial Officer
Universal Technical Institute.
(623) 445-9365

Investor Relations Contact:
Moriah Shilton
LHA Investor Relations
(415) 433-3777
UTI@lhai.com

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